Loan Contract

Agricultural Bank of China

Loan Contract
 No. 44101200700006582
( / ) Nong Yin Jie Zi ( / ) No. ( / )

Borrower (Full Name): Huizhou NIVS Audio & Video technology CO.,LTD
Lender (Full Name): Agricultural Bank of China, Huizhou Branch

In accordance with the relevant national laws and regulations, the Parties, through mutual negotiations, conclude this contract,
Article 1. Loan
1. Loan category: short-term current capital loan
2. Loan use: current capital turnover
3. Loan currency and amount (capitalized): ten million whole RMB
4. Borrowing term
(1) Please refer to the following table for the borrowing term.
Releasing Date				Expiring Date
Year	Month	Day	Amount	Year	Month	Day	Amount
2007	9		10,000,000RMB	2008	9		10,000,000RMB

(The added table due to the lack of the space in this table
will be regarded as an integral part of this contract.)
(2) In case that there are discrepancies between the borrowing amount, releasing date and expiring date recorded in this contract and the borrowing proof, the borrowing proof prevails. The borrowing proof is an integral part of this contract and has the equal legal forces as this contract has.
(3) In case that the loan in this contract is in foreign currencies, the borrower shall return the borrowing amount and interests in the original currencies.
5. Loan interest rate
The following No. (1) mode applies for interest rate of the loan in RMB:
(1) Floating interest rate
The loan interest rate float / (up/down) / % on the benchmark interest rate. The annual interest rate is 7.02%. In case that the borrowing term is less than five years (including five years), the loan’s benchmark interest rate is the RMB benchmark interest rate in the same period published by the People’s Bank of China; In case that the borrowing term is more than five years, the loan’s benchmark interest rate is the RMB benchmark interest rate published by the People’s Bank of China plus / (capitalized) %.
The interest rate adjustment period is one (capitalized) month. In case that there is the adjustment of RMB loan benchmark interest rate in People’s Bank of China, as of the corresponding date of the borrowing in the first month of the following period since the adjustment of benchmark interest rate, the lender will reconfirm the new exercising loan interest rate on the basis of the benchmark interest rate in the corresponding period and level as well as these mentioned calculation methods, of which the borrower will not be notified separately. In case that the adjusting date of benchmark interest rate and releasing rate of the loan or corresponding date of the loan in this period are the same dates, the new exercising loan interest rate is determined as of the adjusting date of benchmark interest rate. In case that there is no corresponding date of loan, the last day of this month is regarded as the corresponding date of loan.

(2) Fixed interest rate
The loan interest rate float / (up/down) / % on the benchmark interest rate. The annual interest rate is / % until the expiring date of loan arrives. In case that the borrowing term is less than five years (including five years), the loan’s benchmark interest rate is the RMB benchmark interest rate in the same period published by the People’s Bank of China; In case that the borrowing term is more than five years, the loan’s benchmark interest rate is the RMB benchmark interest rate published by the People’s Bank of China plus / (capitalized) %.
The following No. / mode will apply for the interest rate of the loan in foreign currencies:
(1) / (capitalized) months / (LIBOR/HIBOR)+ the cost of carry / %. The floating interest rate for / (capitalized) months applies. LIBOR/HIBOR is the London/Hong Kong Interbank Offer Rate that is published by Routers Agency two working days before the interest count day.
(2) The annual interest rate / % applies until the loan’s expiring date arrives.
(3) Other modes /
6. Interest settlement
The interest for the loan hereunder is settled on the basis of month (month/quarter), the interest settlement day is 20th of each month (month/last month of a quarter). The borrower shall pay the interest on the interest settlement day. In case that the last replacement date of the loan’s principle is not on the interest settlement date, then the unpaid interest shall be paid up together with the principal (the daily interest rate = monthly interest rate/30).
Article 2. In case that the following conditions are not satisfied, the lender is entitled not to provide the loan hereunder:
1. The borrower opens a general saving account at the lender premise.
2. The borrower provides relevant documents, materials and goes through the relevant procedures in accordance with the lender’s requirements.
3. In case that the loan hereunder is in foreign currency, the borrower has already got the approval, registration and other legal procedures related to this loan in accordance with the relevant regulations.
4. In case that there are mortgage and hypothecation securities hereunder, such relevant legal procedures as registration and/or insurance have been gone through and the securities and insurance remains valid. In case that the loan hereunder has guarantied, the guaranty contract has been concluded and entered into force.

Article 3. Lender’s Rights and Obligations
1. The lender is entitled to know about the borrower’s such situations as business operation, financial activities, materials stock and loan use and to ask the borrower to provide such documents, materials and information as financial statement on a regular basis.
2. In case that the borrower does the disadvantageous actions or situations that may influence the loan’s security, which are included but not limited to the actions and situations in the paragraph 7, 8, 10 of Article 4 herein, the lender may stop releasing the loan or withdraw the loan in advance.
3. In case that, in accordance with the stipulations herein, the lender withdraws or pre-withdraws the loan’s principle, interest, penalty interest, compound interest and other fees payable, the lender may deduct and collect them directly from the borrower’s any account.
4. In case that the amount returned by the borrower is not enough to liquidate the amount payable hereunder, the lender may choose to use the returned amount as the returned principle, interest, penalty interest or fees.
5. In case that the borrower does not fulfill the payment obligation, the lender may disclose the borrower’s breach of the contract to the outside publicly.
6. The lender shall release the full amount of the loan on schedule in accordance with the stipulations herein.
Article 4. Borrower’s Rights and Obligations
1. The borrower is entitled to receive and use the loan in accordance with the stipulations herein.
2. The borrower shall use the account stipulated in Article 2 hereunder to transact the settlements and savings relevant to the loan hereunder.
3. In case that the loan hereunder is in foreign currency, the borrower shall go through such procedures as approval, registration and other legal ones well in accordance with the relevant regulations.
4. The borrower shall return the loan’s principle and interest on time. In case that the borrower needs to renew the borrowing term, it shall submit a written application 15 days before the loan’s expiring date. With the lender’s consent, the agreement on the renewal of the borrowing term.
5. The borrower shall use the loan in the way that are stipulated herein and shall not occupy or misappropriate the loan.
6. The borrower shall provide authentic, complete and effective financial statement or other relevant materials and information to the lender on a monthly basis and give an active cooperation for the lender’s inspection on the business operation, financial activities and the use of the loan hereunder.
7. In case that the borrower contracts, leases, transforms the shareholding system, affiliates, merges, acquires, separates, co-invests, transfers assets, applies for business suspension for the internal reorganization, applies for dissolution, applies for bankrupts or takes other actions that may change the debt relations or influence the realization of the lender’s credit, it shall send a written notice to the lender in advance. Besides, with the lender’s consent, the borrower shall clarify the liabilities for the debt’s settlements; otherwise, these mentioned actions should not be implemented.

8. Apart from these mentioned actions, in case that the borrower takes such other actions as stopping productions, closing the business, canceling the registration and having the business license revoked, or its legal representative or main responsible persons are engaged in illegal activities, are involved in serious lawsuits or arbitrations, or serious difficulties happen in the business operations, or the financial situation is worsening, the borrow shall notify the lender of all the situations and take measures for the preservation of credit rights that the lender agrees.
9. In case that the borrower provides guarantee for the others’ debt or do mortgage and hypothecation securities with its major assets, which may have an effect on the borrower’s capacity of paying back the loan hereunder, it shall give a written notice to the lender in advance and get the lender’s consent.
10. The borrower and its investors shall not withdraw capital, transfer capital or presumptuously transfer the stock shares in avoidance of the debt to the lender.
11. In case that the borrower changes the name, the legal representative, the location and the business cope, it shall notify the lender of the changes with the written notice.
12. In case that the guarantor hereunder stops production, closes business, cancels registration, has the business license revoked, goes bankruptcy or has a deficit situation in the business and partially or fully lose the guarantee capacity corresponding to this loan or the value of the mortgaged goods and hypothecated property for the loan hereunder is decreased or damaged, the borrower shall provide other guarantee means that the lender approves.
13. The borrower shall be liable for the fees for the lawyer’s services, insurance, transportation, evaluation, registration, storages, appraisal and notarization relevant to this contract and to the guarantee under this contract.
Article 5. Prepayment
The borrower may make the prepayment only with the lender’s consent: in case that the lender agrees that the borrower may make the prepayment, in the payment, the part of prepayment’s interest is calculated and collected according to the second mode:
1. The interest rate is calculated and collected in accordance with the borrowing term and the exercising interest rate stipulated herein.
2. The interest rate is floated up zero (capitalized) % on the basis of the borrowing term and the exercising interest rate stipulated herein.
Article 6. Liabilities for the breach of the contract

1. In case that the lender does not lease the full loan to the borrower on schedule in accordance with the stipulations herein, which causes losses to the borrower, it shall pay the breach penalty to the borrower according to the amount and the overdue days. The breach penalty is calculated in the same way as the overdue loan’s interested loan in the same period is.
2. In case that the borrower does not pay the principle of the loan in accordance with the borrowing term stipulated herein, the lender will calculate and collect the penalty interest that is floated up fifty (capitalized) percent as of the overdue day on the basis of the loan’s exercising interest rate stipulated herein until the principle and the interest are paid off. During the overdue period, for the RMB loan, in case that People’s Bank of China adjust the RMB loan benchmark interest rate to a higher level in the same period, the interest rate of the penalty interest will be adjusted accordingly as of the adjustment day of the benchmark interest rate.
3. In case that the borrower does not use the loan for what is stipulated herein, the lender will calculate and collect the penalty interest for the part that breaches the contract floating up one hundred (capitalized) percent on the basis of the exercising interest rate stipulated herein until the principle and the interest are paid off. During the period, for the RMB loan, in case that People’s Bank of China adjust the RMB loan benchmark interest rate to a higher level in the same period, the interest rate of the penalty interest will be adjusted accordingly as of the adjustment day of the benchmark interest rate.
4. In case that the interest payable is not paid, the lender will calculate and collect the compound interest in accordance with the stipulations of People’s Bank of China.
5. In case that the borrower violates the obligations hereunder, the lender is entitled to ask the borrower to correct the breach actions within a time limit, to stop releasing the loan, to withdraw the released loan in advance, to declare the expiration of the loan hereunder immediately or to take other measure for the preservation of the capital.
6. In case that any guarantor hereunder violates the obligations stipulated in the guarantee contract, the lender is entitled to stop releasing the loan to the borrower, to withdraw the released loan in advance or take other actions for the preservation of the capital.
7. In case that the lender files a lawsuit or asks for the arbitration to realize the credit due to the borrower’s breach of the contract, the borrower shall be liable for the lawyer fees, business trip expenses or other expenses for the realization of the credit that the lender pays.
Article 7. Loan guarantee
The guarantee mode for the loan hereunder is mortgage plus guaranty. The guarantee contract is concluded separately. In case that the mode of highest amount of guarantee is used, the guarantee contract’s number is No. 44906200700002184 and No. 44905200700001249.
Article 8. Disputes settlement

In case that any dispute rises during the implementation of the contract, it can be settled through the mutual negotiations. Or it can be settled in the first way:
1. Lawsuit: it is within the jurisdiction of the local People’s Court.
2. Arbitration: the dispute may be submitted to /
(the full name of the arbitration organization) for the arbitration in accordance with their arbitration rules.
3. During the period of lawsuits or arbitrations, the clauses herein that are not involved shall be still implemented.
Article 9. Miscellaneous
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Article 10. Contract’s Validity
This contract will become valid as of the signing or sealing date of the Parties.
Article 11. Contract’s Copies
This contract has four original copies. The lender, the borrower, the Land and Resource Bureau and the Real Estate Bureau hold one copy respectively with the equal legal forces.
Article 12. Remark
The lender has reminded that the borrower shall have a complete and accurate understanding on the various clauses herein. Besides, the lender has, according to the borrower’s demand, made the appropriate explanations on the clauses. The signing Parties have the consensus on the meanings of this contract.

Lender (Signature and Seal)	Borrower (Signature and Seal)

/s/ Tianfu Li
Legal Representative	Responsible Person
or Authorized Agent: Signature	or Authorized Agent: Signature

Date: September 3rd, 2007 Location: Guangdong Huizhou